UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2018, Bryan F. Bulawa resigned as Senior Vice President and Chief Financial Officer of Enterprise Products Holdings LLC, the general partner (the “Enterprise GP”) of Enterprise Products Partners L.P. (the “Partnership”), effective immediately. The Partnership and Mr. Bulawa remain in discussions with respect to the terms of his departure.

On August 24, 2018, the board of directors of Enterprise GP elected W. Randall Fowler to serve as President and Chief Financial Officer, effective concurrently with the effectiveness of Mr. Bulawa’s resignation.

Mr. Fowler (age 61) was elected a director of Enterprise GP in September 2011 and serves as Co-Chairman of the Capital Projects Committee. He has served as the President of Enterprise GP since January 2016, having previously served as Chief Administrative Officer from April 2015 to January 2016. He served as Executive Vice President and Chief Financial Officer of Enterprise GP from November 2010 to March 2015 and as Executive Vice President and Chief Financial Officer of Enterprise Products GP, LLC, the previous general partner of the Partnership (“EPGP”), from August 2007 to November 2010. He also served as President and Chief Executive Officer of DEP Holdings, LLC, the general partner of Duncan Energy Partners L.P. (“DEP GP”), from April 2010 until September 2011 and as Executive Vice President and Chief Financial Officer of DEP GP from August 2007 to April 2010. He served as a director of DEP GP from September 2006 until September 2011.

Mr. Fowler served as Senior Vice President and Treasurer of EPGP from February 2005 to August 2007 and of DEP GP from October 2006 to August 2007. Mr. Fowler also previously served as a director of EPGP and of the general partner of Enterprise GP Holdings L.P. (“Holdings GP”) from February 2006 to May 2010. Mr. Fowler also served as Senior Vice President and Chief Financial Officer of Holdings GP from August 2005 to August 2007. Mr. Fowler was elected Vice Chairman and Chief Financial Officer of Enterprise Products Company (“EPCO”) in May 2010. He previously served as President and Chief Executive Officer of EPCO from December 2007 to May 2010 and as its Chief Financial Officer from April 2005 to December 2007.

Mr. Fowler, a Certified Public Accountant (inactive), joined the Partnership as Director of Investor Relations in January 1999. He also serves as Chairman of the Board of the Master Limited Partnership Association (formerly National Association of Publicly Traded Partnerships). Mr. Fowler is on the Advisory Board of Alerian, an independent provider of market intelligence for master limited partnerships (“MLPs”), which includes its benchmark Alerian MLP Index, or AMZ. He also serves on the Advisory Board for the College of Business at Louisiana Tech University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC, its General Partner

Date: August 24, 2018	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Senior Vice President – Accounting and Risk Control

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